UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2025
Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4165 East Thousand Oaks Blvd., Suite 100 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 852-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events
On June 4, 2025, Energy Vault Holdings, Inc. (the “Company”) issued a press release announcing the signing of an agreement with Jupiter Power (“Jupiter”) for the supply of an additional battery energy storage system at a Jupiter site in the Electric Reliability Council of Texas region. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
The Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) on May 30, 2025 to the Company’s effective shelf registration statement on Form S-3/A (File No, 333-273089) (the “Registration Statement”), filed with the SEC on July 14, 2023 and declared effective on July 20, 2023. The Prospectus Supplement relates to the sale of shares under the Company’s previously reported equity purchase agreement (the “Equity Purchase Agreement”) with Hudson Global Ventures, LLC. A description of the Equity Purchase Agreement is included in the Company’s quarterly report for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025 and a copy of the Equity Purchase Agreement is filed as an exhibit to that quarterly report.
In connection with the Prospectus Supplement, the legal opinion of Latham & Watkins LLP relating to the Shares being sold pursuant to the Equity Purchase Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1	Press Release dated as of June 4, 2025
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: June 4, 2025	By:	/s/ Brad Eastman
Name: Brad Eastman
Chief Legal Officer